Exhibit 8.2

LATHAM & WATKINS llp	53rd at Third 885 Third Avenue New York, New York 10022-4834
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Canadian Solar Inc.
No. 199 Lushan Road
Suzhou New District
Suzhou, Jiangsu 215129
People’s Republic of China
     Re:     Post-Effective Amendment No. 1 to Form F-3
Ladies and Gentlemen:
          We have acted as special U.S. counsel to Canadian Solar Inc., a Canadian company (the “Company”), in connection with the filing on July 7, 2009 of a Post-Effective Amendment No. 1 to Form F-3 (Registration No. 333-152325), which incorporates by reference the Company’s Form 20-F for the fiscal year ended December 31, 2008 (collectively, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).
          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.
          Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the caption “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We express no opinion with respect to the Company’s status as a passive foreign investment company for United States federal income tax purposes.
          No opinion is expressed as to any matter not discussed herein.

July 7, 2009

LATHAM & WATKINS llp

          We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.
          This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires common shares of the Company from you), without our prior written consent, which may be granted or withheld in our sole discretion.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP